Exhibit 3.1

MB FINANCIAL, INC.

ARTICLES OF AMENDMENT

MB Financial, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended by changing the first two sentences of Section A of Article 5 to read as follows:

 “ARTICLE 5.

      A. Capital Stock. The total number of shares of capital stock of all classes which the Corporation has authority to issue is forty-four million (44,000,000) shares, classified as follows:

1. One million (1,000,000) shares of preferred stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2. Forty-three million (43,000,000) shares of common stock, par value one cent ($.01) per share (the “Common Stock”).

The aggregate par value of all the authorized shares of capital stock is four hundred forty thousand dollars ($440,000).”

SECOND: The amendment to the Charter of the Corporation as set forth above was approved by a majority of the entire Board of Directors of the Corporation. The amendment is limited to a change expressly authorized by Section 2-105(a)(12) of the Maryland General Corporation Law (the “MGCL”) to be made without action by the Corporation’s stockholders.

THIRD: Immediately before the amendment to the Charter of the Corporation as set forth above, the total number of shares of capital stock of all classes which the Corporation had authority to issue was forty-one million (41,000,000), with one million (1,000,000) of such shares classified as preferred stock, par value one cent ($.01) per share, and forty million (40,000,000) of such shares classified as common stock, par value one cent ($.01) per share, and the aggregate par value of all the authorized shares of capital stock was four hundred ten thousand dollars ($410,000). As amended by the amendment to the Charter of the Corporation set forth above, the total number of shares of capital stock of all classes which the Corporation has authority to issue is forty-four million (44,000,000), with one million (1,000,000) of such shares classified as preferred stock, par value one cent ($.01) per share, and forty-three million (43,000,000) of such shares classified as common stock, par value one cent ($.01) per share, and the aggregate par value of all the authorized shares of capital stock is four hundred forty thousand dollars ($440,000).

FOURTH: The information required by Section 2-607(b)(2)(i) of the MGCL was not changed by the amendment to the Charter of the Corporation as set forth above.

FIFTH: The undersigned President and Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to by signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary as of the 25th day of April, 2007.

            ATTEST:                               MB FINANCIAL, INC.

            /s/ Doria L. Koros                            By: /s/ Mitchell Feiger
            Doria L. Koros                                            Mitchell Feiger
                Secretary                                           President and Chief Executive Officer

ARTICLES OF MERGER

between

MB-MIDCITY, INC.
(a Maryland corporation)

and

MB FINANCIAL, INC.
(a Delaware corporation)

MB-MIDCITY, INC., a corporation duly organized and existing under the laws of the State of Maryland (“MB-MIDCITY”), and MB FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (“MB FINANCIAL”), do hereby certify that:

FIRST:  MB-MIDCITY and MB FINANCIAL agree to merge.

SECOND:  The name and place of incorporation of each party to these Articles are MB-MIDCITY, INC., a Maryland corporation, and MB FINANCIAL, INC., a Delaware corporation. MB-MIDCITY shall survive the merger as the successor corporation under the name, by virtue of Article FIFTH of these Articles, “MB FINANCIAL, INC.” as a corporation of the State of Maryland.

THIRD: MB-MIDCITY has its principal office in the State of Maryland in Baltimore City. MB FINANCIAL has no principal office in the State of Maryland. MB FINANCIAL was incorporated on June 21, 1993 under the general laws of the State of Delaware. MB FINANCIAL is not registered or qualified to do business in the State of Maryland. MB FINANCIAL does not own an interest in land in the State of Maryland.

FOURTH:  The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to these Articles in the manner and by the vote required by its Charter or Certificate of Incorporation and the laws of the state of its incorporation. The manner of approval was as follows:

(a)  The Board of Directors of MB-MIDCITY, by unanimous written consent dated July 2, 2001 signed by all the directors and filed with the minutes of proceedings of the Board of Directors of MB-MIDCITY, adopted resolutions which declared that the proposed merger was advisable and approved the proposed merger on substantially the terms and conditions set forth or referred to in the resolutions and directed that the proposed merger be submitted to the stockholders of MB-MIDCITY for their consideration and approval.

(b)  By written consent dated November 2, 2001 signed by all the stockholders of MB-MIDCITY entitled to vote on the proposed merger and filed with the minutes of proceedings of the stockholders of MB-MIDCITY, the proposed merger was approved by the stockholders of MB-MIDCITY.

(c)  The Board of Directors of MB FINANCIAL, at a meeting held on April 9, 2001, adopted resolutions which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolutions and directed that the agreement for the proposed merger be submitted to the stockholders of MB FINANCIAL for their adoption.

(d)  The agreement for the proposed merger was adopted by the stockholders of MB FINANCIAL at a special meeting of stockholders held, after appropriate notice, on November 6, 2001 by the affirmative vote of the holders of a majority of the outstanding shares entitled to be voted thereon.

FIFTH:   The following amendment to the Charter of MB-MIDCITY is to be effected as a part of the merger:

Article 1 of the Charter is amended in its entirety to read as follows:

“Article 1. Name. The name of the corporation is MB Financial, Inc. (herein the “Corporation”).”

SIXTH:  The total number of shares of stock of all classes which MB-MIDCITY or MB FINANCIAL, respectively, has authority to issue, the number of shares of stock of each class which MB-MIDCITY or MB FINANCIAL, respectively, has authority to issue, and the par value of the shares of each class which MB-MIDCITY or MB FINANCIAL, respectively, has authority to issue, are as follows:

(a)  The total number of shares of stock of all classes which MB-MIDCITY has authority to issue is 41,000,000 shares, 40,000,000 of which are classified as common stock (par value $.01 per share) and 1,000,000 of which are classified as preferred stock (par value $.01 per share). The aggregate par value of all the shares of stock of all classes of MB-MIDCITY is $410,000.

(b)  The total number of shares of stock of all classes which MB FINANCIAL has authority to issue is 21,000,000 shares, 20,000,000 of which are classified as common stock (par value $.01 per share) and 1,000,000 of which are classified as preferred stock (par value $.01 per share). The aggregate par value of all the shares of stock of all classes of MB FINANCIAL is $210,000.

SEVENTH:  The merger does not change the authorized stock of MB-MIDCITY.

EIGHTH:  The manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation, for other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

(a)  The issued and outstanding shares of the common stock of MB-MIDCITY owned by MB FINANCIAL and MidCity Financial Corporation, a Delaware corporation (“MidCity”), immediately prior to the effective time of the merger shall, at the effective time of the merger and without further act, be cancelled.

(b)  Each issued and outstanding share of the common stock of MB FINANCIAL prior to the effective time of the merger, except for shares of MB FINANCIAL common stock owned, directly or indirectly, by MB FINANCIAL or MidCity or any of their respective wholly owned subsidiaries (other than (i) shares of MB FINANCIAL common stock held, directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties (any such shares, whether held directly or indirectly by MB FINANCIAL or MidCity, as the case may be, being referred to herein as “Trust Account Shares”) and (ii) shares of MB FINANCIAL common stock held on account of a debt previously contracted (“DPC Shares”)), shall, at the effective time of the merger and without further act, be converted into the right to receive one share of the common stock of MB-MIDCITY.

(c) As soon as practicable following the effective time of the merger, each holder of issued and outstanding shares of the common stock of MB FINANCIAL (other than shares cancelled in the manner described in paragraph (d) of this Article EIGHTH) shall be entitled to surrender to MB-MIDCITY the certificate(s) representing the shares of common stock of MB FINANCIAL held by such holder immediately prior to the effective time of the merger, and, upon such surrender, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of common stock of MB-MIDCITY deliverable in respect thereof.

(d) At the effective time of the merger, all shares of the common stock of MB FINANCIAL that are owned, directly or indirectly, by MB FINANCIAL, MidCity or any of their respective wholly owned subsidiaries (other than Trust Account Shares and DPC shares) shall be cancelled and shall cease to exist and no stock of MB-MIDCITY or other consideration shall be delivered in exchange therefor.

NINTH:   The merger shall become effective at 5:01 P.M. Eastern time on November 6, 2001.

IN WITNESS WHEREOF, MB-MIDCITY, INC. has caused these Articles of Merger to be signed in its name and on its behalf by its president and witnessed by its secretary on November 6, 2001.

WITNESS:                                                MB-MIDCITY, INC.
                                  (a Maryland corporation)

/s/ Doria Koros                                         By /s/ Michell Feiger
Doria Koros, Secretary                                         Mitchell Feiger, President and
                 Chief Executive Officer

THE UNDERSIGNED, President and Chief Executive Officer of MB-MIDCITY, INC., who executed on behalf of said Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                /s/ Mitchell Feiger
                Mitchell Feiger, President and
                Chief Executive Officer

IN WITNESS WHEREOF, MB FINANCIAL, INC. has caused these Articles of Merger to be signed in its name and on its behalf by its president and witnessed by its secretary on November 6, 2001.

WITNESS:                                                MB FINANCIAL, INC.
                                                (a Delaware corporation)

/s/ Doria Koros                                          By /s/ Mitchell Feiger
Doria Koros, Secretary                                      Mitchell Feiger, President and
                   Chief Executive Officer

THE UNDERSIGNED, President and Chief Executive Officer of MB FINANCIAL, INC., who executed on behalf of said Corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                 /s/ Mitchell Feiger
                Mitchell Feiger, President and
                Chief Executive Officer

MB-MIDCITY, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

MB-MidCity, Inc., a Maryland Corporation, having its principal office in the State of Maryland in Baltimore, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE 1. Name. The name of the corporation is MB-MidCity, Inc. (herein the "Corporation").

ARTICLE 2. Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

ARTICLE 3. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.  Said resident agent is a Maryland corporation.

ARTICLE 5.
A. Capital Stock. The total number of shares of capital stock of all classes which the Corporation has authority to issue is forty-one million (41,000,000) shares, initially classified as follows:

1. One million (1,000,000) shares of preferred stock, par value one cent ($.01) per share (the "Preferred Stock"); and

2. Forty million (40,000,000) shares of common stock, par value one cent ($.01) per share (the "Common Stock").

       The aggregate par value of all the authorized shares of capital stock is four hundred ten thousand dollars ($410,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus. If shares of one class of stock are classified or reclassified into shares of another class of stock by the Board of Directors pursuant to this Article 5, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

B. Reclassification of Capital Stock. The Board of Directors may classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares.

C.  Common Stock. Except as provided under the terms of any stock classified or reclassified by the Board of Directors pursuant to this Article 5 and as limited by Section F of this Article 5, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preferences over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation and payment or provision for payment of any amounts owed to the holders of any class of stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.

D. Preferred Stock and Other Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of Preferred Stock, preference stock, special stock or other stock (such preference, special or other stock being collectively referred to as "Other Stock"), and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

1. The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

2. Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

3. Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

4. Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

5. Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

6. The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

7. Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

8. Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter.

E. Ranking of Capital Stock. For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

1. prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

2. on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

3. junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

F. Restrictions on Voting Rights of the Corporation's Equity Securities.

1. Notwithstanding any other provision of the Charter, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 14.9% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

2. The following definitions shall apply to this Section F of this Article 5.

(a) An "affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on December 31, 2000; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

(1) which such person or any of its affiliates beneficially owns, directly or indirectly; or

(2) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction which is described in any one or more of the clauses of Section A of Article 9 hereof) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

(3) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation;

and provided further, however, that (i) no director or officer of the Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c) A "person" shall mean any individual, firm, corporation, or other entity.

(d) The Board of Directors shall have the power to construe and apply the provisions of this Section F and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section F to the given facts, or (v) any other matter relating to the applicability or effect of this Section.

3. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

4. Except as otherwise provided by law or expressly provided in this Section F, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section F) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in the Charter to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

5. Any constructions, applications, or determinations made by the Board of Directors, pursuant to this Section F in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

6. In the event any provision (or portion thereof) of this Section F shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section F shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section F remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

G. Majority Vote. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.

ARTICLE 6. Preemptive Rights. No holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series, or carrying any right to purchase stock of any class or series, except such as may be established by the Board of Directors.

ARTICLE 7. Directors. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stock-holders:

A. Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by the Charter or the By-laws of the Corporation.

B. Number, Class and Terms of Directors; Cumulative Voting. The number of directors of the Corporation shall be 17, which number may, subject to any limitations and/or voting requirements set forth in the By-laws of the Corporation, be increased or decreased from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board"); provided, however, that such number shall never be less than the minimum number of directors permitted by the Maryland General Corporation Law ("MGCL") now or hereafter in force. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock or Other Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class ("Class I") to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class ("Class II") to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class ("Class III") to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

      The names of the individuals who will serve as directors of the Corporation until their successors are elected and qualify are as follows:

(1) Class I directors:

Burton J. Field
Lawrence E. Gilford
Patrick Henry
Richard J. Holmstrom
Clarence Mann
Kenneth A. Skopec

(2) Class II directors:

Robert S. Engelman, Jr.
Alfred Feiger
Richard I. Gilford
Thomas H. Harvey
Ronald D. Santo
Eugene Sawyer

(3) Class III directors:

E.M. Bakwin
Mitchell Feiger
James N. Hallene
Leslie S. Hindman
David Husman

        Stockholders shall not be permitted to cumulate their votes in the election of directors.

C. Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock or Other Stock then outstanding and except as otherwise provided in the By-laws of the Corporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and, by virtue of the Corporation's election made hereby to be subject to Section 3-804(c)(3) of the MCGL, any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Removal. Subject to the rights of the holders of any class or series of Preferred Stock or Other Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

E. Stockholder Proposals and Nominations of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

ARTICLE 8. By-laws. The Board of Directors is expressly empowered to adopt, amend or repeal the By-laws of the Corporation. Except as otherwise provided in the By-laws of the Corporation, any adoption, amendment or repeal of the By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the By-laws of the Corporation by the stockholders.

ARTICLE 9. Approval of Certain Business Combinations.

A. Super-majority Voting Requirement; Business Combination Defined. In addition to any affirmative vote required by law or by the Charter, and except as otherwise expressly provided in this Section:

1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class or series of capital stock) or in any agreement with any national securities exchange or quotation system or otherwise.

The term "Business Combination" as used in this Article 9 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article 9.

B. Exception to Super-majority Voting Requirement. The provisions of Section A of this Article 9 shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by the Charter, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

2. All of the following conditions shall have been met:

(a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

(i) (if applicable) the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (x) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (y) in the transaction in which it became an Interested Stockholder, whichever is higher.

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article 9 as the "Determination Date"), whichever is higher.

(b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

(i) (if applicable) the Highest Per Share Price (as hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Section B.2. of this Article 9 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

(e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C. Certain Definitions.  For the purpose of this Article 9:

1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed for the purpose of acquiring, holding or disposing of securities.

2. "Interested Stockholder" shall mean any Person (other than the Corporation or any holding company or Subsidiary thereof) who or which:

(a) is the beneficial owner, directly or indirectly, of more than 14.9% of the voting power of the outstanding Voting Stock; or

(b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 14.9% of the voting power of the then-outstanding Voting Stock; or

(c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

3. A Person shall be a "beneficial owner" of any Voting Stock:

(a) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on December 31, 2000; or

(b) which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

(c) which are beneficially owned, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on December 31, 2000, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;

provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

4. For the purpose of determining whether a Person is an Interested Stockholder pursuant to Paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Paragraph 3 of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

5. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 2000.

6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

7. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

8. "Fair Market Value" means: (a) in the case of stock, the highest closing sale price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the Nasdaq System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

9. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Sections B.2.(a) and B.2.(b) of this Article 9 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D. Construction and Interpretation. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 9, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article 9.

E. Fiduciary Duty. Nothing contained in this Article 9 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

F. Maryland Business Combination Statute. Notwithstanding any contrary provision of law, the provisions of Sections 3-601 through 3-604 of the MGCL, as now and hereafter in force, shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL, as now and hereafter in force), of the Corporation.

ARTICLE 10. Evaluation of Certain Offers. The Board of Directors, when evaluating (i) any offer of another Person (as defined in Article 9 hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation's stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation's stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation's stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; increasing the authorized stock of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity. This Article 10 does not create any inference concerning factors that may be considered by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 10.

ARTICLE 11. Acquisitions of Equity Securities from Interested Persons.

A. Super-majority Voting Requirement. Except as set forth in Section B of this Article 11, in addition to any affirmative vote of stockholders required by law or the Charter, any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Person (as hereinafter defined) shall require the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation that is not beneficially owned (for purposes of this Article 11 beneficial ownership shall be determined in accordance with Section F.2(b) of Article 5 hereof) by such Interested Person, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Charter (including those applicable to any class of securities or capital stock) or in any agreement with any national securities exchange or quotation system, or otherwise. Certain defined terms used in this Article 11 are as set forth in Section C below.

B. Exceptions. The provisions of Section A of this Article 11 shall not be applicable with respect to:

1. any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation or a Subsidiary (which term, as used in this Article 11, is as defined in the first clause of Section C.6 of Article 9 hereof) of the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations);

2. any purchase or acquisition made pursuant to an open market purchase program approved by a majority of the Board of Directors, including a majority of the Disinterested Directors (which term, as used in this Article 11, is as defined in Article 9 hereof); or

3. any purchase or acquisition which is approved by a majority of the Board of Directors, including a majority of the Disinterested Directors, and which is made at no more than the Market Price (as hereinafter defined), on the date that the understanding between the Corporation and the Interested Person is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the class of Equity Security to be purchased.

C. Certain Definitions. For the purposes of this Article 11:

    (i) The term Interested Person shall mean any Person (other than the Corporation, Subsidiaries of the Corporation, pension, profit sharing, employee stock ownership or other employee benefit plans of the Corporation and its Subsidiaries, entities organized or established by the Corporation or any of its Subsidiaries pursuant to the terms of such plans and trustees and fiduciaries with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner of 5% or more of the Voting Stock of the Corporation, and any Affiliate or Associate of any such person. For purposes of this Article 11, the terms "Affiliate" and "Associate" shall have the definitions given them in Article 9 hereof.

    (ii) The Market Price of shares of a class of Equity Security on any day shall mean the highest sale price of shares of such class of Equity Security on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the national securities exchange or the Nasdaq System or any other system then in use on which such class of Equity Security is traded.

    (iii) The term Equity Security shall mean any security described in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on December 31, 2000, which is traded on a national securities exchange or the Nasdaq System or any other system then in use.

    (iv) For purposes of this Article 11, all references to the term Interested Stockholder in the definition of Disinterested Director shall be deemed to refer to the term Interested Person.

ARTICLE 12. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnifier, or to such advancement of expenses, under this Article 12 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, the Corporation's By-laws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

ARTICLE 13. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 14.  Amendment of the Charter. The Corporation reserves the right to amend or repeal any provision contained in the Charter in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any of the Corporation's outstanding stock by classification, reclassification or otherwise, and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of the Charter or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 14, Section F of Article 5, Article 7, Article 8, Article 9, Article 11, Article 12 or Article 13; provided, further, that as provided in Article 5, the Board of Directors, with the approval of a majority of the entire Board of Directors and without action by the stockholders, may amend the Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

SECOND: The foregoing amendment and restatement of the Charter does not increase the authorized capital stock of the Corporation.

THIRD: The foregoing amendment and restatement of the Charter has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation in the State of Maryland is set forth in Article 2 of the foregoing amendment and restatement of the Charter.

FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article 4 of the foregoing amendment and restatement of the Charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article 6 of the foregoing amendment and restatement of the Charter.

SEVENTH: The undersigned President and Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this 6th day of November, 2001.

                        MB-MIDCITY, INC.

                        By: /s/ Mitchell Feiger
                        Mitchell Feiger
                        President and Chief Executive Officer

                                     ATTESTED:

                        By: /s/ Doria Koros
                        Doria Koros
                 Secretary